Capital Bancorp, Inc. Reports Third Quarter 2023 Net Income of $9.8 million, or $0.70 per share
•Net Income Expands 33.8% with Improved Net Interest Margin from 2Q 2023
•Diluted EPS of $0.70, ROAA of 1.75%, and ROAE of 16.00% for 3Q 2023
•Loan and Deposit Growth Generates Positive Operating Leverage
•Tangible Book Value Per Share(1) of $17.48 for 3Q 2023 up 15% from 3Q 2022
•Cash dividend of $0.08 per share declared
Rockville, Maryland, October 23, 2023 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $9.8 million, or $0.70 per diluted share, for the third quarter 2023, compared to net income of $7.3 million, or $0.52 per diluted share, for the second quarter 2023 and $11.1 million, or $0.77 per diluted share, for the third quarter 2022. For the quarter, total average deposits increased $37.1 million and the average loan portfolio grew $42.9 million. In addition, the net interest margin of 6.71% for the third quarter 2023 improved when compared to 6.63% for the second quarter 2023. Adjusted net interest margin(1) (excluding credit card and SBA-PPP loans) of 4.05% for the third quarter 2023 remained stable when compared to adjusted net interest margin(1) of 4.06% for the second quarter 2023.

The Company also declared a cash dividend on its common stock of $0.08 per share. The dividend is payable on November 22, 2023 to shareholders of record on November 6, 2023.

"Our business model is proving to be stable and resilient against a challenging backdrop," said Ed Barry, Chief Executive Officer of the Company and the Bank. "Our focus on core deposit relationships and differentiated lending has enabled profitable growth. We continue to make investments in technology, people, and asset generation that should further strengthen our franchise. Credit remains stable and we maintained high capital levels allowing us to be opportunistic moving forward."

"The Board is pleased with our improved quarter over quarter performance," said Steven J. Schwartz, Chairman of the Company. "Our continued, stable net interest margin, coupled with growth in loans and deposits, enabled our ROAA and ROE to bounce back nicely and positions the Bank for continued best-in-class performance. In addition, we are gratified by our year-over-year growth in tangible book value per share, particularly considering the challenges facing banks today due to a rapidly changing interest rate environment, and falling values of certain real estate asset classes."

(1) Reconciliations of the non–U.S. generally accepted accounting principles ("GAAP") measures are set forth in the Appendix at the end of this press release.

Third Quarter 2023 Highlights
Capital Bancorp, Inc.
Earnings Summary - Net income of $9.8 million, or $0.70 per diluted share, increased $2.5 million compared to $7.3 million, or $0.52 per diluted share, for the second quarter 2023.
•Net interest income of $36.8 million increased $1.5 million compared to $35.3 million for the second quarter 2023. Interest income of $47.7 million increased $2.7 million compared to $45.1 million for the second quarter 2023. Interest expense of $10.9 million increased $1.2 million compared to $9.7 million for the second quarter 2023.
•The provision for credit losses was $2.3 million, a decrease of $0.6 million from the second quarter 2023. The change in provision was partially due to lower loan growth of $24.9 million from June 30, 2023 to September 30, 2023 as compared to loan growth of $50.9 million from March 31, 2023 to June 30, 2023.
•Noninterest income of $6.3 million decreased $0.4 million compared to $6.7 million for the second quarter 2023. Credit card fees decreased $0.3 million partially due to interchange fees from lower customer purchases as the number of open customer accounts decreased quarter over quarter.
•Noninterest expense of $28.0 million decreased $1.5 million compared to $29.6 million for the second quarter 2023 including total advertising expense of $1.6 million decreasing $1.1 million off of seasonally higher second quarter levels.
Performance and Efficiency Ratios – Annualized return on average assets ("ROAA") and annualized return on average equity ("ROAE") were 1.75% and 16.00%, respectively, for the three months ended September 30, 2023, compared to 1.34% and 12.30%, respectively, for the three months ended June 30, 2023.
•The efficiency ratio was 65.0% for the three months ended September 30, 2023, compared to 70.4% for the three months ended June 30, 2023. The change was primarily attributable to a $1.5 million increase in net interest income and a $1.5 million reduction in noninterest expense quarter over quarter.

Balance Sheet – Total assets of $2.3 billion at September 30, 2023 increased $44.6 million, or 2.0%, from June 30, 2023.
•Cash and cash equivalents increased $26.8 million.
•Net portfolio loans of $1.9 billion increased $24.9 million, representing 5.4% annualized growth.
•Total deposits of $2.0 billion at September 30, 2023 increased $33.6 million, or 1.7%, from June 30, 2023, while total average deposits increased $37.1 million, or 7.8% annualized, quarter over quarter.
•The investment securities portfolio continues to be classified as available for sale and had a fair market value of $206.1 million, or 9.1% of total assets, at September 30, 2023 down slightly from $208.5 million at June 30, 2023. The amortized cost of the investment securities portfolio was $229.4 million, with an effective duration of 3.21 years. U.S. Treasury securities represent 74.8% of the overall investment portfolio. The accumulated other comprehensive loss ("AOCI Loss") on the investment securities portfolio increased $1.8 million during the quarter to $17.8 million as of September 30, 2023, which represents 7.3% of total stockholders' equity. The Company does not have a held to maturity ("HTM") investment securities portfolio.
Net Interest Margin - Net interest margin improved to 6.71% for the three months ended September 30, 2023, compared to 6.63% for the three months ended June 30, 2023. Adjusted net interest margin (excluding credit card and SBA-PPP loans), of 4.05%, remained stable compared to 4.06% for the three months ended June 30, 2023.
•The average yield on interest earning assets increased 24 basis points compared to the second quarter 2023. The increase in average yield is due to portfolio loans increasing 17 basis points to 9.72%, and interest-bearing deposits held at other institutions increased 96 basis points to 5.39%. Average portfolio loans increased $46.1 million and average interest-bearing deposits held at other institutions increased $20.7 million, compared to the second quarter 2023.
•The average rate on interest-bearing liabilities increased 24 basis points compared to the second quarter 2023. Increases in average rates include money market accounts increasing 38 basis points to 3.85% and time deposits increasing 21 basis points to 4.51%, while average balances increased $30.5 million and $8.0 million, respectively, compared to the second quarter 2023. The average rate on borrowed funds decreased 48 basis points to 2.59%, as a result of a reduction in average short-term FHLB advances of $8.3 million to $0.9 million in the third quarter 2023 from $9.1 million in the second quarter 2023.

Deposits and Cost of Funds - Total deposits at September 30, 2023 increased by $33.6 million, or 1.7%, compared to June 30, 2023.
•Interest-bearing deposits of $1.3 billion increased $46.0 million, or 3.7%, compared to June 30, 2023 with growth in money market accounts of $37.6 million, other time deposits of $22.5 million and a reduction in interest-bearing demand accounts of $14.1 million. Noninterest-bearing deposits of $680.8 million decreased $12.3 million, or 1.8%, compared to June 30, 2023. Brokered time deposits totaled $128.7 million at September 30, 2023, unchanged from June 30, 2023.
•The elevated interest rate environment has driven up the average cost of interest-bearing liabilities to 3.37% for the quarter ended September 30, 2023, compared to 3.13% for the second quarter 2023.
•Average noninterest-bearing deposits of $666.9 million decreased $9.4 million, or 1.4%, compared to June 30, 2023, and represented 34.8% of total average deposits at September 30, 2023.
•Average borrowed funds of $34.9 million decreased $8.3 million, or 19.1%, compared to June 30, 2023.
Robust Capital Positions - As of September 30, 2023, the Company reported a common equity tier 1 capital ratio of 15.71%, compared to 14.96% at June 30, 2023, and an allowance for credit losses to total loans ratio of 1.52%, compared to an allowance for credit losses to total loans ratio of 1.50% as June 30, 2023. Management expects the Company to remain well-capitalized for the foreseeable future. Shares repurchased and retired during the three months ended September 30, 2023, as part of the Company's stock repurchase program, totaled 100,575 shares at an average price of $19.47, for a total cost of $2.0 million including commissions. Tangible book value per common share grew 2.9% to $17.48 at September 30, 2023 when compared to June 30, 2023. The company did not have goodwill or other intangible assets during any of the periods presented and therefore, tangible book value per share is equal to book value per share.
Liquidity - Total sources of available borrowings at September 30, 2023 totaled $646.6 million, including available collateralized lines of credit of $514.5 million, unsecured lines of credit with other banks of $76.0 million and unpledged investment securities available as collateral for potential additional borrowings of $56.1 million.

Commercial Bank
Continued Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $29.9 million, to $1.7 billion, gross, at September 30, 2023 compared to June 30, 2023.
Net Interest Income - Interest income of $30.4 million increased $1.7 million compared to $28.7 million for the second quarter 2023 driven primarily by loan growth. Interest expense of $10.7 million increased $1.2 million driven by an increase in average interest-bearing deposits with slightly higher rates in the third quarter 2023.
Credit Metrics - Nonperforming assets ("NPAs") decreased 4 basis points to 0.67% of total assets at September 30, 2023 compared to 0.71% at June 30, 2023 as a result of a decrease in nonaccrual loans at September 30, 2023 to $15.2 million compared to $15.7 million at June 30, 2023. Included in nonperforming assets is a single $8.2 million, multi-unit residential real estate loan that was downgraded in the first quarter of 2023. At September 30, 2023 commercial real estate loans with office space exposure totaled $55.4 million, or 3.0% of total portfolio loans, with a weighted average loan-to-value ("LTV") of 48.2%. Owner-occupied commercial real estate loans with office exposure totaled $42.5 million with a weighted average LTV of 47.8% and non owner-occupied commercial real estate loans with office exposure totaled $12.8 million with a weighted average LTV of 49.8%.
OpenSky®
Revenues - Total revenue of $20.5 million increased $0.7 million from the second quarter 2023. Interest income of $16.1 million increased $1.0 million from the second quarter 2023. Average OpenSky® loan balances, net of reserves and deferred fees of $116.8 million for the third quarter 2023, increased $6.2 million, or 5.6%, compared to $110.6 million for the second quarter 2023. Noninterest income of $4.4 million decreased $0.3 million due to a decline in credit card fees as compared to the second quarter 2023.
Noninterest Expense - Total noninterest expense of $10.6 million decreased $1.4 million from the second quarter 2023. Noninterest expense declined in the third quarter off of higher seasonal second quarter levels driven primarily by higher advertising expense. Advertising expense can vary throughout the year based on market opportunities for new account acquisition. During the third quarter 2023, the number of OpenSky® credit card accounts declined by 10,853 to 529,205.
Loan Balances - OpenSky® loan balances, net of reserves, of $122.5 million at September 30, 2023 decreased by $0.4 million, or 0.3%, compared to $122.9 million at June 30, 2023. Corresponding deposit balances of $181.2 million at September 30, 2023 decreased $5.4 million, or 2.9%, compared to $186.6 million at June 30, 2023. Gross unsecured loan balances of $27.4 million at September 30, 2023 increased $2.2 million compared to $25.3 million at June 30, 2023.
OpenSky® Credit - Card delinquencies and utilization remained stable in the third quarter 2023 when compared to the second quarter 2023. The provision for credit losses decreased $0.3 million compared to the second quarter 2023 as card balances, net of reserve decreased $0.4 million during the third quarter 2023 as compared to an increase of $10.1 million during the second quarter 2022.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			3Q23 vs 2Q23		3Q23 vs 3Q22
(in thousands except per share data)	September 30, 2023	June 30, 2023	September 30, 2022	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$47,741	$45,080	$38,340	$2,661	5.9%	$9,401	24.5%
Interest expense	10,931	9,740	1,663	1,191	12.2%	9,268	557.3%
Net interest income	36,810	35,340	36,677	1,470	4.2%	133	0.4%
Provision for credit losses	2,280	2,862	1,260	(582)	(20.3)%	1,020	81.0%
Provision for credit losses on unfunded commitments	24	—	—	24	—%	24	—%
Noninterest income	6,326	6,687	7,108	(361)	(5.4)%	(782)	(11.0)%
Noninterest expense	28,046	29,592	28,094	(1,546)	(5.2)%	(48)	(0.2)%
Income before income taxes	12,786	9,573	14,431	3,213	33.6%	(1,645)	(11.4)%
Income tax expense	2,998	2,255	3,336	743	32.9%	(338)	(10.1)%
Net income	$9,788	$7,318	$11,095	$2,470	33.8%	$(1,307)	(11.8)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$15,090	$12,435	$15,691	$2,655	21.4%	$(601)	(3.8)%
Weighted average common shares - Basic	13,933	14,025	14,030	(92)	(0.7)%	(97)	(0.7)%
Weighted average common shares - Diluted	14,024	14,059	14,375	(35)	(0.2)%	(351)	(2.4)%
Earnings per share - Basic	$0.70	$0.52	$0.79	$0.18	34.6%	$(0.09)	(11.4)%
Earnings per share - Diluted	$0.70	$0.52	$0.77	$0.18	34.6%	$(0.07)	(9.1)%
Return on average assets (annualized)	1.75%	1.34%	2.15%	0.41%	30.6%	(0.40)%	(18.6)%
Return on average assets, excluding impact of SBA-PPP loans (annualized) (1)	1.75%	1.34%	2.10%	0.41%	30.6%	(0.35)%	(16.7)%
Return on average equity (annualized)	16.00%	12.30%	20.32%	3.70%	30.1%	(4.32)%	(21.3)%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Nine Months Ended
	September 30,
(in thousands except per share data)	2023	2022	$ Change	% Change
Earnings Summary
Interest income	$136,237	$109,298	$26,939	24.6%
Interest expense	29,600	3,890	25,710	660.9%
Net interest income	106,637	105,408	1,229	1.2%
Provision for credit losses	6,802	4,247	2,555	60.2%
Provision for credit losses on unfunded commitments	5	—	5	—%
Noninterest income	19,039	23,811	(4,772)	(20.0)%
Noninterest expense	83,860	82,379	1,481	1.8%
Income before income taxes	35,009	42,593	(7,584)	(17.8)%
Income tax expense	8,168	9,779	(1,611)	(16.5)%
Net income	$26,841	$32,814	$(5,973)	(18.2)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$41,816	$46,840	$(5,024)	(10.7)%
Weighted average common shares - Basic	14,038	14,009	29	0.2%
Weighted average common shares - Diluted	14,112	14,329	(217)	(1.5)%
Earnings per share - Basic	$1.91	$2.34	$(0.43)	(18.4)%
Earnings per share - Diluted	$1.90	$2.29	$(0.39)	(17.0)%
Return on average assets (annualized)	1.64%	2.13%	(0.49)%	(23.0)%
Return on average assets, excluding impact of SBA-PPP loans (annualized) (1)	1.64%	1.94%	(0.30)%	(15.5)%
Return on average equity (annualized)	15.08%	20.93%	(5.85)%	(28.0)%

	Quarter Ended			Quarter Ended
	September 30,			June 30,	March 31,	December 31,
(in thousands except per share data)	2023	2022	% Change	2023	2023	2022
Balance Sheet Highlights
Assets	$2,272,484	$2,009,358	13.1%	$2,227,866	$2,245,286	$2,123,655
Investment securities available for sale	206,055	269,620	(23.6)%	208,464	255,762	252,481
Mortgage loans held for sale	4,843	6,875	(29.6)%	10,146	9,620	7,416
SBA-PPP loans, net of fees	750	2,662	(71.8)%	1,090	2,037	2,163
Portfolio loans receivable (2)	1,861,929	1,648,001	13.0%	1,837,041	1,786,109	1,728,592
Allowance for credit losses	28,279	26,091	8.4%	27,495	26,216	26,385
Deposits	1,967,988	1,737,591	13.3%	1,934,361	1,944,374	1,758,072
FHLB borrowings	22,000	22,000	—%	22,000	32,000	107,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	242,878	214,005	13.5%	237,435	234,517	224,015
Tangible common equity (1)	242,878	214,005	13.5%	237,435	234,517	224,015

Common shares outstanding	13,896	14,039	(1.0)%	13,981	14,083	14,139
Book value per share	$17.48	$15.24	14.7%	$16.98	$16.65	$15.84
Tangible book value per share (1)	$17.48	$15.24	14.7%	$16.98	$16.65	$15.84
Dividends per share	$0.08	$0.06	33.3%	$0.06	$0.06	$0.06
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended September 30, 2023 and 2022
For the three months ended September 30, 2023, net interest income of $36.8 million increased slightly from $36.7 million in the same period in 2022, primarily due to increased average balances of $245.3 million in portfolio loans combined with a 78 basis point increase in yield for portfolio loans partially offset by significant increases in the cost of funding. The net interest margin decreased 53 basis points to 6.71% for the three months ended September 30, 2023, from the same period in 2022 as interest income on credit cards decreased $1.0 million and interest income on SBA-PPP totaled $0.3 million for the three months ended September 30, 2022 with no comparable amount in 2023. Net interest margin, excluding credit card and SBA-PPP loans, decreased to 4.05% for the three months ended September 30, 2023, compared to 4.16% for the same period in 2022 as the costs of deposits, including money market accounts and time deposits, outpaced the increases in yields on interest-bearing deposits and portfolio loans.
For the three months ended September 30, 2023, average interest earning assets increased $166.4 million, or 8.3%, to $2.2 billion as compared to the same period in 2022, and the average yield on interest earning assets increased 113 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $280.9 million, or 27.9%, and the average cost of interest-bearing liabilities increased to 3.37%, a 271 basis point increase from 0.66%.
For the three months ended September 30, 2023, the provision for credit losses was $2.3 million, an increase of $1.0 million from the same period in 2022. Net charge-offs for the three months ended September 30, 2023 were $1.8 million, or 0.38% on an annualized basis of average portfolio loans, compared to $1.6 million, or 0.39% on an annualized basis of average loans for the same period in 2022. Of the $1.8 million in net charge-offs during the quarter, $1.4 million related to secured and partially secured cards in the credit card portfolio and $0.3 million related to unsecured cards.
For the three months ended September 30, 2023, noninterest income of $6.3 million decreased $0.8 million, or 11.0%, from the same period in 2022. Credit card fees declined by $1.1 million as the number of open customer accounts declined year over year, which resulted in lower interchange and other fee income.
Credit card loan balances, net of reserves, decreased by $14.1 million to $122.5 million as of September 30, 2023, from $136.7 million at September 30, 2022. The related deposit account balances decreased 10.0% to $181.2 million at September 30, 2023 when compared to $201.3 million at September 30, 2022 reflecting the reduction in the number of open customer accounts year over year.
The efficiency ratio for the three months ended September 30, 2023 was 65.02% compared to 64.16% for the three months ended September 30, 2022.
For the three months ended September 30, 2023, noninterest expense of $28.0 million decreased slightly from $28.1 million for the same period in 2022. The change includes decreases in professional fees of $1.5 million and data processing expense of $0.8 million partially offset by increases in salaries and employee benefits of $1.7 million and other operating expense of $0.5 million.

Operating Results - Comparison of Nine Months Ended September 30, 2023 and 2022
For the nine months ended September 30, 2023, net interest income of $106.6 million increased $1.2 million from the same period in 2022, primarily due to increased average balances of $252.4 million in portfolio loans combined with the 81 basis point increase in yield for portfolio loans offset by significant increases in the cost of funding. The net interest margin decreased 35 basis points to 6.66% for the nine months ended September 30, 2023 from the same period in 2022. Net interest margin, excluding credit card and SBA-PPP loans, was 3.98% for the nine months ended September 30, 2023, compared to 3.94% for the same period in 2022.
For the nine months ended September 30, 2023, average interest earning assets increased $129.2 million, or 6.4%, to $2.1 billion as compared to the same period in 2022, and the average yield on interest earning assets increased 124 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $229.8 million, or 22.4%, while the average cost of interest-bearing liabilities increased 264 basis points to 3.15% from 0.51%.
For the nine months ended September 30, 2023, the provision for credit losses was $6.8 million, an increase of $2.6 million from the prior year, attributable primarily to the credit card portfolio. Net charge-offs for the nine months ended September 30, 2023 were $6.0 million, or 0.45% annualized of average portfolio loans, compared to $1.7 million, or 0.23% annualized of average portfolio loans, for the same period in 2022. The $6.0 million in net charge-offs during the nine months ended September 30, 2023 was comprised primarily of credit card portfolio net charge-offs with $4.1 million related to secured and partially secured cards while $1.0 million was related to unsecured cards.
For the nine months ended September 30, 2023, noninterest income of $19.0 million decreased $4.8 million, or 20.0%, from the same period in 2022. The decrease was primarily driven by the decline in credit card fees of $4.4 million as the number of open customer accounts declined to 529,205 at September 30, 2023 from 576,844 year over year, which resulted in lower interchange and other fee income recognized compared to the prior year. The elevated interest rate environment continues to put pressure on the mortgage market, resulting in declines in home loan sales and home loan refinances, which has resulted in a $0.6 million decrease in mortgage banking revenue compared to the prior year.
The efficiency ratio for the nine months ended September 30, 2023 was 66.73% compared to 63.75% for the nine months ended September 30, 2022.
For the nine months ended September 30, 2023, noninterest expense of $83.9 million increased $1.5 million, or 1.8%, from the same period in 2022. The increase was primarily driven by a $6.0 million, or 19.2%, increase in salaries and employee benefits, partially offset by a $3.2 million, or 13.9%, decrease in data processing expense and a $1.2 million decrease in professional fees due to a reduction in third party consulting fees. The decrease in data processing expense was the result of a contract renegotiation entered into in the first quarter 2022 in the OpenSky® Division as well as fewer average open cards during the period.

Financial Condition
Total assets at September 30, 2023 were $2.3 billion, an increase of $44.6 million, or 2.0%, from the balance at June 30, 2023 and an increase of $263.1 million, or 13.1%, from the balance at September 30, 2022. Net portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.9 billion at September 30, 2023, an increase of $24.9 million, up 1.4% or 5.4% annualized, compared to June 30, 2023, and an increase of $213.9 million, or 13.0%, compared to $1.6 billion at September 30, 2022.
The Company recorded a provision for credit losses of $6.8 million during the nine months ended September 30, 2023, which increased the allowance for credit losses to $28.3 million, or 1.52% of total loans at September 30, 2023, representing an increase of $0.8 million or 2.9%, from the balance at June 30, 2023. Nonperforming assets, which were comprised solely of nonperforming loans as of September 30, 2023, were $15.2 million, or 0.67% of total assets, down from $15.7 million, or 0.71% of total assets at June 30, 2023 and up from $8.6 million, or 0.43% of total assets at September 30, 2022. Included in nonperforming assets is a single $8.2 million, multi-unit residential real estate loan that was downgraded in the first quarter of 2023.
Deposits were $2.0 billion at September 30, 2023, an increase of $33.6 million, or 1.7%, from the balance at June 30, 2023 and an increase of $230.4 million, or 13.3%, from the balance at September 30, 2022. Average deposits of $1.9 billion for the three months ended September 30, 2023, increased $37.1 million, or 2.0%, as compared to the three months ended June 30, 2023. Rising interest rates have resulted in some customers moving balances from noninterest-bearing deposit accounts to interest-bearing deposit accounts. As a result of the migration, average noninterest-bearing deposit balances decreased $135.5 million to $666.9 million for the three months ended September 30, 2023, as compared to the three months ended September 30, 2022. These deposits represented 34.6% of total deposits at September 30, 2023 compared to 46.4% at September 30, 2022. Uninsured deposits were approximately $857.7 million as of September 30, 2023, representing 43.6% of the Company's deposit portfolio, compared to $860.4 million, or 44.5%, at June 30, 2023, and $960.2 million, or 55.3%, at September 30, 2022.
Stockholders’ equity increased to $242.9 million as of September 30, 2023, compared to $237.4 million at June 30, 2023 and $214.0 million at September 30, 2022. Shares repurchased and retired through September 30, 2023 as part of the Company's stock repurchase program totaled 385,919 shares at an average price of $18.12, for a total cost of $7.0 million including commissions. As of September 30, 2023, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
Interest income
Loans, including fees	$45,385	$42,991	$41,275	$38,763	$36,451	$129,651	$105,645
Investment securities available for sale	1,089	1,266	1,377	1,402	1,362	3,732	2,510
Federal funds sold and other	1,267	823	764	1,183	527	2,854	1,143
Total interest income	47,741	45,080	43,416	41,348	38,340	136,237	109,298

Interest expense
Deposits	10,703	9,409	7,754	4,377	1,386	27,866	3,234
Borrowed funds	228	331	1,175	1,772	277	1,734	656
Total interest expense	10,931	9,740	8,929	6,149	1,663	29,600	3,890

Net interest income	36,810	35,340	34,487	35,199	36,677	106,637	105,408
Provision for credit losses	2,280	2,862	1,660	2,384	1,260	6,802	4,247
Provision for (release of) credit losses on unfunded commitments	24	—	(19)	—	—	5	—
Net interest income after provision for credit losses	34,506	32,478	32,846	32,815	35,417	99,830	101,161

Noninterest income
Service charges on deposits	250	245	229	222	199	724	545
Credit card fees	4,387	4,706	4,210	4,314	5,524	13,303	17,658
Mortgage banking revenue	1,243	1,332	1,155	554	969	3,730	4,312
Other income	446	404	432	471	416	1,282	1,296
Total noninterest income	6,326	6,687	6,026	5,561	7,108	19,039	23,811

Noninterest expenses
Salaries and employee benefits	12,419	12,143	12,554	11,769	10,747	37,116	31,129
Occupancy and equipment	1,351	1,536	1,213	1,388	1,138	4,100	3,476
Professional fees	2,358	2,608	2,374	2,426	3,848	7,340	8,586
Data processing	6,469	6,559	6,530	6,697	7,178	19,558	22,721
Advertising	1,565	2,646	517	726	1,632	4,728	5,494
Loan processing	426	660	349	350	625	1,435	1,352
Foreclosed real estate expenses, net	1	—	6	—	—	7	—
Other operating	3,457	3,440	2,679	3,378	2,926	9,576	9,621
Total noninterest expenses	28,046	29,592	26,222	26,734	28,094	83,860	82,379
Income before income taxes	12,786	9,573	12,650	11,642	14,431	35,009	42,593
Income tax expense	2,998	2,255	2,915	2,651	3,336	8,168	9,779
Net income	$9,788	$7,318	$9,735	$8,991	$11,095	$26,841	$32,814

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
(in thousands except share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Assets
Cash and due from banks	$13,767	$18,619	$14,477	$19,963	$14,774
Interest-bearing deposits at other financial institutions	130,428	100,343	125,448	39,764	20,867
Federal funds sold	1,957	376	462	20,688	1,421
Total cash and cash equivalents	146,152	119,338	140,387	80,415	37,062
Investment securities available for sale	206,055	208,464	255,762	252,481	269,620
Marketable equity securities	—	—	—	—	232
Restricted investments	4,340	3,803	4,215	7,362	3,627
Loans held for sale	4,843	10,146	9,620	7,416	6,875
U.S. Small Business Administration (“SBA”) Payroll Protection Program (“PPP”) loans receivable, net of fees and costs	750	1,090	2,037	2,163	2,662
Portfolio loans receivable, net of deferred fees and costs	1,861,929	1,837,041	1,786,109	1,728,592	1,648,001
Less allowance for credit losses	(28,279)	(27,495)	(26,216)	(26,385)	(26,091)
Total portfolio loans held for investment, net	1,833,650	1,809,546	1,759,893	1,702,207	1,621,910
Premises and equipment, net	5,297	5,494	5,367	3,386	3,212
Accrued interest receivable	11,231	10,155	9,985	9,489	7,890
Deferred tax asset	13,644	13,616	12,898	13,777	14,047
Bank owned life insurance	37,315	37,041	36,781	36,524	36,267
Other assets	9,207	9,173	8,341	8,435	5,954
Total assets	$2,272,484	$2,227,866	$2,245,286	$2,123,655	$2,009,358

Liabilities
Deposits
Noninterest-bearing	$680,803	$693,129	$705,801	$674,313	$806,033
Interest-bearing	1,287,185	1,241,232	1,238,573	1,083,759	931,558
Total deposits	1,967,988	1,934,361	1,944,374	1,758,072	1,737,591
Federal Home Loan Bank advances	22,000	22,000	32,000	107,000	22,000
Other borrowed funds	12,062	12,062	12,062	12,062	12,062
Accrued interest payable	5,204	3,029	1,977	1,031	481
Other liabilities	22,352	18,979	20,356	21,475	23,219
Total liabilities	2,029,606	1,990,431	2,010,769	1,899,640	1,795,353

Stockholders' equity
Common stock	139	140	141	141	140
Additional paid-in capital	54,549	55,856	57,277	58,190	56,532
Retained earnings	206,033	197,490	191,058	182,435	174,916
Accumulated other comprehensive loss	(17,843)	(16,051)	(13,959)	(16,751)	(17,583)
Total stockholders' equity	242,878	237,435	234,517	224,015	214,005
Total liabilities and stockholders' equity	$2,272,484	$2,227,866	$2,245,286	$2,123,655	$2,009,358

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended September 30, 2023			Three Months Ended June 30, 2023			Three Months Ended September 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$87,112	$1,183	5.39%	$66,401	$733	4.43%	$101,187	$471	1.85%
Federal funds sold	1,134	15	5.25	1,638	20	4.90	1,492	7	1.87
Investment securities available for sale	229,731	1,089	1.88	255,057	1,266	1.99	287,944	1,362	1.88
Restricted investments	4,058	69	6.75	4,185	71	6.80	4,116	49	4.72
Loans held for sale	6,670	111	6.60	7,047	111	6.32	7,879	102	5.15
SBA-PPP loans receivable	906	11	4.82	1,808	7	1.55	5,906	263	17.66
Portfolio loans receivable(2)	1,846,866	45,263	9.72	1,800,800	42,872	9.55	1,601,546	36,086	8.94
Total interest earning assets	2,176,477	47,741	8.70	2,136,936	45,080	8.46	2,010,070	38,340	7.57
Noninterest earning assets	44,640			47,415			39,008
Total assets	$2,221,117			$2,184,351			$2,049,078

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$215,527	71	0.13	$207,264	67	0.13	$244,929	39	0.06
Savings	5,582	3	0.21	5,822	2	0.14	9,216	1	0.04
Money market accounts	655,990	6,373	3.85	625,515	5,411	3.47	555,634	815	0.58
Time deposits	374,429	4,256	4.51	366,421	3,929	4.30	155,091	531	1.36
Borrowed funds	34,932	228	2.59	43,183	331	3.07	40,700	277	2.70
Total interest-bearing liabilities	1,286,460	10,931	3.37	1,248,205	9,740	3.13	1,005,570	1,663	0.66
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	25,047			21,104			24,440
Noninterest-bearing deposits	666,939			676,358			802,458
Stockholders’ equity	242,671			238,684			216,610
Total liabilities and stockholders’ equity	$2,221,117			$2,184,351			$2,049,078

Net interest spread			5.33%			5.33%			6.91%
Net interest income		$36,810			$35,340			$36,677
Net interest margin(3)			6.71%			6.63%			7.24%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, collectively, SBA-PPP loans and credit card loans accounted for 266, 257 and 308 basis points of the reported net interest margin, respectively.

	Nine Months Ended September 30,
	2023			2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$72,116	$2,531	4.69%	$172,033	$1,001	0.78%
Federal funds sold	1,605	53	4.42	2,590	9	0.48
Investment securities available for sale	252,993	3,732	1.97	234,294	2,510	1.43
Restricted investments	5,184	270	6.96	3,913	133	4.54
Loans held for sale	6,145	299	6.51	10,921	347	4.25
SBA-PPP loans receivable	1,600	26	2.17	39,063	3,449	11.80
Portfolio loans receivable(2)	1,799,755	129,326	9.61	1,547,386	101,849	8.80
Total interest earning assets	2,139,398	136,237	8.51	2,010,200	109,298	7.27
Noninterest earning assets	44,123			47,936
Total assets	$2,183,521			$2,058,136

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$203,099	208	0.14	$265,854	114	0.06
Savings	5,965	6	0.13	9,138	4	0.06
Money market accounts	628,977	16,371	3.48	553,794	1,512	0.37
Time deposits	353,635	11,281	4.27	161,982	1,604	1.32
Borrowed funds	65,192	1,734	3.56	36,299	656	2.41
Total interest-bearing liabilities	1,256,868	29,600	3.15	1,027,067	3,890	0.51
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	22,846			23,748
Noninterest-bearing deposits	665,821			797,660
Stockholders’ equity	237,986			209,661
Total liabilities and stockholders’ equity	$2,183,521			$2,058,136

Net interest spread			5.36%			6.76%
Net interest income		$106,637			$105,408
Net interest margin(3)			6.66%			7.01%
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the nine months ended September 30, 2023 and 2022, collectively, SBA-PPP loans and credit card loans accounted for 268 and 307 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky® (the Company’s credit card division) and the Corporate Office. The following schedule presents financial information for each reportable segment for the three and nine months ended September 30, 2023 and September 30, 2022.

Segments
For the three months ended September 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$30,409	$111	$16,143	$1,162	$(84)	$47,741
Interest expense	10,736	32	—	247	(84)	10,931
Net interest income	19,673	79	16,143	915	—	36,810
Provision for credit losses	275	—	1,875	130	—	2,280
Release of credit losses on unfunded commitments	24	—	—	—	—	24
Net interest income after provision	19,374	79	14,268	785	—	34,506
Noninterest income	665	1,255	4,405	1	—	6,326
Noninterest expense(1)	15,784	1,502	10,637	123	—	28,046
Net income (loss) before taxes	$4,255	$(168)	$8,036	$663	$—	$12,786

Total assets	$2,102,749	$5,280	$116,318	$264,950	$(216,813)	$2,272,484

For the three months ended June 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$28,742	$111	$15,168	$1,134	$(75)	$45,080
Interest expense	9,537	42	—	236	(75)	9,740
Net interest income	19,205	69	15,168	898	—	35,340
Provision for credit losses	735	—	2,127	—	—	2,862
Net interest income after provision	18,470	69	13,041	898	—	32,478
Noninterest income	810	1,161	4,714	2	—	6,687
Noninterest expense(1)	15,918	1,481	12,059	134	—	29,592
Net income (loss) before taxes	$3,362	$(251)	$5,696	$766	$—	$9,573

Total assets	$2,047,400	$10,605	$116,123	$260,309	$(206,571)	$2,227,866

For the three months ended September 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$20,382	$102	$17,103	$812	$(59)	$38,340
Interest expense	1,449	40	—	233	(59)	1,663
Net interest income	18,933	62	17,103	579	—	36,677
Provision (release of provision) for loan losses	(980)	—	2,240	—	—	1,260
Net interest income after provision	19,913	62	14,863	579	—	35,417
Noninterest income	468	1,115	5,524	1	—	7,108
Noninterest expense(1)	13,798	2,017	12,101	178	—	28,094
Net income (loss) before taxes	$6,583	$(840)	$8,286	$402	$—	$14,431

Total assets	$1,823,049	$7,664	$128,842	$234,731	$(184,928)	$2,009,358
________________________
(1)     Noninterest expense includes $6.1 million, $5.9 million and $6.6 million in data processing expense in OpenSky’s® segment for the three months ended September 30, 2023 June 30, 2023, and September 30, 2022, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

Segments
For the nine months ended September 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$85,451	$299	$47,441	$3,274	$(228)	$136,237
Interest expense	29,012	104	—	712	(228)	29,600
Net interest income	56,439	195	47,441	2,562	—	106,637
Provision for credit losses	849	—	5,823	130	—	6,802
Release of credit losses on unfunded commitments	5	—	—	—	—	5
Net interest income after provision	55,585	195	41,618	2,432	—	99,830
Noninterest income	1,964	3,743	13,329	3	—	19,039
Noninterest expense(1)	46,701	4,564	32,146	449	—	83,860
Net income (loss) before taxes	$10,848	$(626)	$22,801	$1,986	$—	$35,009

Total assets	$2,102,749	$5,280	$116,318	$264,950	$(216,813)	$2,272,484

For the nine months ended September 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$57,794	$347	$48,823	$2,457	$(123)	$109,298
Interest expense	3,255	185	—	573	(123)	3,890
Net interest income	54,539	162	48,823	1,884	—	105,408
Provision (release of provision) for loan losses	(980)	—	5,227	—	—	4,247
Net interest income after provision	55,519	162	43,596	1,884	—	101,161
Noninterest income	1,571	4,580	17,658	2	—	23,811
Noninterest expense(1)	38,741	6,364	36,923	351	—	82,379
Net income (loss) before taxes	$18,349	$(1,622)	$24,331	$1,535	$—	$42,593

Total assets	$1,823,049	$7,664	$128,842	$234,731	$(184,928)	$2,009,358
(1)     Noninterest expense includes $17.9 million and $20.9 million in data processing expense in OpenSky’s® segment for the nine months ended September 30, 2023 and 2022, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Earnings:
Net income	$9,788	$7,318	$9,735	$8,991	$11,095
Earnings per common share, diluted	0.70	0.52	0.68	0.62	0.77
Net interest margin	6.71%	6.63%	6.65%	6.64%	7.24%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	4.05%	4.06%	3.81%	3.91%	4.16%
Return on average assets(2)	1.75%	1.34%	1.84%	1.67%	2.15%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	1.75%	1.34%	1.84%	1.67%	2.10%
Return on average equity(2)	16.00%	12.30%	16.98%	16.18%	20.32%
Efficiency ratio	65.02%	70.41%	64.73%	65.59%	64.16%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$1,861,929	$1,837,041	$1,786,109	$1,728,592	$1,648,001
Total deposits	1,967,988	1,934,361	1,944,374	1,758,072	1,737,591
Total assets	2,272,484	2,227,866	2,245,286	2,123,655	2,009,358
Total stockholders' equity	242,878	237,435	234,517	224,015	214,005

Asset Quality Ratios:
Nonperforming assets to total assets	0.67%	0.71%	0.73%	0.46%	0.43%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.67%	0.71%	0.73%	0.46%	0.43%
Nonperforming loans to total loans	0.82%	0.85%	0.91%	0.56%	0.52%
Nonperforming loans to portfolio loans (1)	0.82%	0.86%	0.91%	0.56%	0.52%
Net charge-offs to average portfolio loans (1)(2)	0.38%	0.35%	0.61%	0.49%	0.39%
Allowance for credit losses to total loans	1.52%	1.50%	1.47%	1.52%	1.58%
Allowance for credit losses to portfolio loans (1)	1.52%	1.50%	1.47%	1.53%	1.58%
Allowance for credit losses to non-performing loans	185.61%	175.03%	160.91%	270.46%	303.76%

Bank Capital Ratios:
Total risk based capital ratio	14.51%	14.08%	14.09%	14.21%	14.65%
Tier 1 risk based capital ratio	13.25%	12.82%	12.84%	12.95%	13.39%
Leverage ratio	10.04%	9.77%	9.78%	9.47%	9.60%
Common equity Tier 1 capital ratio	13.25%	12.82%	12.84%	12.95%	13.39%
Tangible common equity	9.08%	8.93%	8.79%	8.85%	9.00%
Holding Company Capital Ratios:
Total risk based capital ratio	17.61%	16.81%	16.75%	16.33%	17.41%
Tier 1 risk based capital ratio	15.71%	14.96%	14.90%	15.13%	15.49%
Leverage ratio	11.62%	11.50%	11.47%	11.24%	11.31%
Common equity Tier 1 capital ratio	15.71%	14.96%	14.90%	15.00%	15.36%
Tangible common equity	10.69%	10.66%	10.44%	10.55%	10.65%

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Composition of Loans:
SBA-PPP loans, net	$750	$1,090	$2,037	$2,163	$2,662
Commercial real estate	$670,594	$674,141	$660,218	$664,551	$626,030
Residential real estate	558,147	555,133	545,899	484,735	466,849
Construction real estate	280,905	258,400	251,494	238,099	235,045
Commercial and industrial	236,782	233,598	221,258	220,221	192,207
Credit card, net of reserve(3)	122,533	122,925	112,860	128,434	136,658
Other consumer loans	948	1,187	1,578	1,179	1,055
Portfolio loans receivable	$1,869,909	$1,845,384	$1,793,307	$1,737,219	$1,657,844
Deferred origination fees, net	(7,980)	(8,343)	(7,198)	(8,627)	(9,843)
Portfolio loans receivable, net	$1,861,929	$1,837,041	$1,786,109	$1,728,592	$1,648,001

Composition of Deposits:
Noninterest-bearing	$680,803	$693,129	$705,801	$674,313	$806,033
Interest-bearing demand	229,035	243,095	219,685	207,836	252,135
Savings	5,686	5,816	5,835	7,530	8,861
Money markets	668,774	631,148	632,087	574,978	518,184
Brokered time deposits	128,665	128,665	181,820	131,819	—
Other time deposits	255,025	232,508	199,146	161,596	152,378
Total deposits	$1,967,988	$1,934,361	$1,944,374	$1,758,072	$1,737,591

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$50,023	$61,480	$44,448	$43,956	$60,516
Mortgage loans sold	39,364	49,231	40,483	43,415	65,349
Gain on sale of loans	1,011	1,262	1,223	912	1,340
Purchase volume as a % of originations	92.29%	93.12%	90.72%	88.94%	81.85%
Gain on sale as a % of loans sold(4)	2.57%	2.56%	3.02%	2.10%	2.05%
Mortgage commissions	$528	$621	$378	$451	$587

OpenSky® Portfolio Metrics:
Open customer accounts	529,205	540,058	527,231	533,855	576,844
Secured credit card loans, gross	$98,138	$100,218	$89,078	$104,157	$111,842
Unsecured credit card loans, gross	27,430	25,254	25,782	26,795	27,335
Noninterest secured credit card deposits	181,185	186,566	184,809	187,412	201,277
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Net Income	$9,788	$7,318	$9,735	$8,991	$11,095
Less: SBA-PPP loan income	11	7	8	28	263
Net Income, as Adjusted	$9,777	$7,311	$9,727	$8,963	$10,832
Average Total Assets	2,221,117	2,184,351	2,144,249	2,136,156	2,049,078
Less: Average SBA-PPP Loans	906	1,808	2,099	2,435	5,906
Average Total Assets, as Adjusted	$2,220,211	$2,182,543	$2,142,150	$2,133,721	$2,043,172
Return on Average Assets, as Adjusted	1.75%	1.34%	1.84%	1.67%	2.10%

Return on Average Assets, as Adjusted	Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022

Net Income	$26,841	$32,814
Less: SBA-PPP loan income	26	3,449
Net Income, as Adjusted	$26,815	$29,365
Average Total Assets	2,183,521	2,058,136
Less: Average SBA-PPP Loans	1,600	39,063
Average Total Assets, as Adjusted	$2,181,921	$2,019,073
Return on Average Assets, as Adjusted	1.64%	1.94%

Net Interest Margin, as Adjusted	Quarters Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Net Interest Income	$36,810	$35,340	$34,487	$35,199	$36,677
Less Credit card loan income	15,792	14,818	15,809	15,717	16,768
Less SBA-PPP loan income	11	7	8	28	263
Net Interest Income, as Adjusted	$21,007	$20,515	$18,670	$19,454	$19,646
Average Interest Earning Assets	2,176,477	2,136,936	2,103,984	2,101,617	2,010,070
Less Average credit card loans	116,814	110,574	115,850	124,120	132,246
Less Average SBA-PPP loans	906	1,808	2,099	2,435	5,906
Total Average Interest Earning Assets, as Adjusted	$2,058,757	$2,024,554	$1,986,035	$1,975,062	$1,871,918
Net Interest Margin, as Adjusted	4.05%	4.06%	3.81%	3.91%	4.16%

Net Interest Margin, as Adjusted	Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022

Net Interest Income	$106,637	$105,408
Less Credit card loan income	46,419	47,631
Less SBA-PPP loan income	26	3,449
Net Interest Income, as Adjusted	$60,192	$54,328
Average Interest Earning Assets	2,139,398	2,010,200
Less Average credit card loans	114,416	127,266
Less Average SBA-PPP loans	1,600	39,063
Total Average Interest Earning Assets, as Adjusted	$2,023,382	$1,843,871
Net Interest Margin, as Adjusted	3.98%	3.94%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarters Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Net income	$9,788	$7,318	$9,735	$8,991	$11,095
Add: Income Tax Expense	2,998	2,255	2,915	2,651	3,336
Add: Provision for Credit Losses	2,280	2,862	1,660	2,384	1,260
Add: Provision (release of provision) for Credit Losses on Unfunded Commitments	24	—	(19)	—	—
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$15,090	$12,435	$14,291	$14,026	$15,691

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022

Net income	$26,841	$32,814
Add: Income Tax Expense	8,168	9,779
Add: Provision for Credit Losses	6,802	4,247
Add: Provision for Credit Losses on Unfunded Commitments	5	—
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$41,816	$46,840

Allowance for Credit Losses to Total Portfolio Loans	Quarters Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Allowance for Credit Losses	$28,279	$27,495	$26,216	$26,385	$26,091
Total Loans	1,862,679	1,838,131	1,788,146	1,730,755	1,650,663
Less: SBA-PPP loans	750	1,090	2,037	2,163	2,662
Total Portfolio Loans	$1,861,929	$1,837,041	$1,786,109	$1,728,592	$1,648,001
Allowance for Credit Losses to Total Portfolio Loans	1.52%	1.50%	1.47%	1.53%	1.58%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Total Nonperforming Assets	$15,236	$15,709	$16,293	$9,756	$8,589
Total Assets	2,272,484	2,227,866	2,245,286	2,123,655	2,009,358
Less: SBA-PPP loans	750	1,090	2,037	2,163	2,662
Total Assets, net SBA-PPP Loans	$2,271,734	$2,226,776	$2,243,249	$2,121,492	$2,006,696
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.67%	0.71%	0.73%	0.46%	0.43%

Nonperforming Loans to Total Portfolio Loans	Quarters Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Total Nonperforming Loans	$15,236	$15,709	$16,293	$9,756	$8,589
Total Loans	1,862,679	1,838,131	1,788,146	1,730,755	1,650,663
Less: SBA-PPP loans	750	1,090	2,037	2,163	2,662
Total Portfolio Loans	$1,861,929	$1,837,041	$1,786,109	$1,728,592	$1,648,001
Nonperforming Loans to Total Portfolio Loans	0.82%	0.86%	0.91%	0.56%	0.52%

Appendix

Reconciliation of Non-GAAP Measures

Net Charge-offs to Average Portfolio Loans	Quarters Ended
(in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Total Net Charge-offs	$1,780	$1,583	$2,633	$2,090	$1,588
Total Average Loans	1,847,772	1,802,608	1,752,638	1,677,869	1,607,452
Less: Average SBA-PPP loans	906	1,808	2,099	2,435	5,906
Total Average Portfolio Loans	$1,846,866	$1,800,800	$1,750,539	$1,675,434	$1,601,546
Net Charge-offs to Average Portfolio Loans	0.38%	0.35%	0.61%	0.49%	0.39%

Net Charge-offs to Average Portfolio Loans	Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022

Total Net Charge-offs	$5,996	$1,749
Total Average Loans	1,801,355	1,586,449
Less: Average SBA-PPP loans	1,600	39,063
Total Average Portfolio Loans	$1,799,755	$1,547,386
Net Charge-offs to Average Portfolio Loans	0.45%	0.23%

Tangible Book Value per Share	Quarters Ended
(in thousands, except per share amounts)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Total Stockholders' Equity	$242,878	$237,435	$234,517	$224,015	$214,005
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$242,878	$237,435	$234,517	$224,015	$214,005
Period End Shares Outstanding	13,896,062	13,981,414	14,082,657	14,138,829	14,038,599
Tangible Book Value per Share	$17.48	$16.98	$16.65	$15.84	$15.24

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at September 30, 2023. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.3 billion at September 30, 2023 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and in the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; any failure to adequately manage the transition from USD LIBOR as a reference rate; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Jay Walker (301) 468-8848 x1223
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com